SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 3, 2005

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Director Compensation

At a meeting of the Board of Directors (the “Board”) of Louisiana-Pacific Corporation (“LP”) on November 3, 2005, the Board re-established the cash compensation to be paid to the non-executive Chairman of the Board at $150,000 per year plus the meeting fees described below and re-established the cash compensation to be paid to the other non-employee members of the Board to be as follows:  (1) $35,000 per year for service as a director, $10,000 per year for service as Chairman of the Board’s Finance and Audit Committee, $7,500 for service as Chairman of the Compensation Committee and $5,000 per year for service as Chairman of any other Board Committee other than the Executive Committee and (2) $1,750 for each in-person and telephone meeting of the Board attended and $1,500 for each in-person and telephone meeting of a Board Committee attended, with all of said amounts payable in cash on a quarterly basis.  The cash compensation to be paid to LP’s non-employee directors is in addition to awards of stock and stock options under the LP 2000 Non-Employee Director Restricted Stock Plan and the LP 1992 Non-Employee Director Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date:  November 8, 2005